UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2013

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Acting pursuant to authority granted to the Board of Directors (the “Board”) of Skilled Healthcare Group, Inc. (the “Company”) by Article V(C) of the Company’s Amended and Restated Certificate of Incorporation and Article XII of the Company’s Amended and Restated Bylaws (the “Bylaws”), on August 2, 2013 the Board amended and restated the Bylaws to add a forum selection provision. The provision, which was added to the Bylaws as a new Article XII, Section 1, generally provides that, unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine. The amendment to the Bylaws also renumbered certain articles and sections of the Bylaws to account for the new provision being added to the Bylaws. A copy of the Bylaws, as amended and restated by the Board on August 2, 2013, is filed herewith as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Bylaws of Skilled Healthcare Group, Inc.

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: August 7, 2013	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary

2

EXHIBIT INDEX

Exhibit	Description

3.1	Second Amended and Restated Bylaws of Skilled Healthcare Group, Inc.

3